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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-08369 of United Parcel Service, Inc. on Form S-3 of our report dated February 8, 1999, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Atlanta, Georgia
March 14, 2000